                INSTRUCTIONS WITH RESPECT TO THE SERIES I OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus, dated May   , 1998, and the Letter of Transmittal and Consent
relating to the Old Series I Preferred Securities in connection with the Series I Offer by Capital Funding to exchange Old Series I Preferred Securities for New Series I Preferred Securities or cash.

    This will instruct you to tender the number of Old Series I Preferred Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal relating to the Old Series I Preferred Securities.

TENDER FOR NEW SERIES I PREFERRED SECURITIES BY HOLDERS AS OF THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account will be tendered in the Series I Offer for New Series I Preferred Securities. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you. We understand that since the Old Series I Preferred Securities held by you for our account were held as of the Record Date, the tender of Old Series I Preferred Securities will constitute the Consent to the Proposed Amendments.

/ /  ___________________ shares*

TENDER FOR CASH BY HOLDERS AS OF THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account will be tendered in the Series I Offer for cash. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you. We understand that since the Old Series I Preferred Securities held by you for our account were held as of the Record Date, the tender of Old Series I Preferred Securities will constitute the Consent to the Proposed Amendments.

/ /  ___________________ shares*

TENDER FOR NEW SERIES I PREFERRED SECURITIES BY HOLDERS WHO ACQUIRED OLD SERIES
  I PREFERRED SECURITIES AFTER THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account, will be tendered in the Series I Offer for New Series I Preferred Securities. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you.

/ /  ___________________ shares*

TENDER FOR CASH BY HOLDERS WHO ACQUIRED OLD SERIES I PREFERRED SECURITIES AFTER
  THE RECORD DATE:

/ / By checking this box, all Old Series I Preferred Securities held by you for our account, will be tendered in the Series I Offer for cash. If fewer than all Old Series I Preferred Securities are to be tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities to be tendered by you.

/ /  ___________________ shares*

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
CONSENT ONLY BY HOLDERS AS OF THE RECORD DATE:

/ / By checking this box, we instruct you to deliver a Consent with respect to all Old Series I Preferred Securities held by you for our account as of the Record Date which are not being tendered in the Series I Offer. If Consents should be provided with respect to fewer than all Old Series I Preferred Securities not tendered, we have checked the box below and indicated the aggregate number of Old Series I Preferred Securities as to which Consents should be provided.

/ /  ___________________ shares*

------------------------

* Unless otherwise indicated, it will be assumed that all such Old Series I Preferred Securities are to be tendered or that Consents are to be provided with respect to all such Old Series I Preferred Securities.

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
                                   SIGN HERE

SIGNATURE(S): __________________________________________________________________

NAME(S): _______________________________________________________________________

ADDRESS(ES): ___________________________________________________________________

SOCIAL SECURITY OR TAXPAYER ID NO(S).: _________________________________________

DATED: _________________________________________________________________________

                                (SEE OTHER SIDE)

            PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                             WHO SOLICITED YOUR TENDER.

                               SOLICITED TENDERS

The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

Name of Firm: __________________________________________________________________
                                 (PLEASE PRINT)

Name of Individual Broker
or Financial Consultant: _______________________________________________________

Identification Number (if known): ______________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
                               (INCLUDE ZIP CODE)

                                   SIGN HERE

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                SIGNATURE(S)                       PRINT NAME(S) AND ADDRESS(ES) HERE

Dated:
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